FORM 8-K



                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549




       Pursuant to Section 13 or 15(d) of the Securities Act of 1934



     Date of Report (date of earliest event reported):  June 27, 1997




                     AMLI RESIDENTIAL PROPERTIES TRUST
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)




           Maryland                 1-12784               36-3925916
      -----------------           ------------        -------------------
      (State or other             Commission          (IRS Employee
      jurisdiction of             File Number)        Identification No.)
       organization)




         125 S. Wacker Drive, Suite 3100, Chicago, Illinois 60606
         --------------------------------------------------------




            Registrant's telephone number, including area code:
                              (312) 984-5037




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ITEM 5.  OTHER EVENTS
---------------------

On June 27, 1997, AMLI Residential Properties Trust (NYSE: AML) entered into a new $100 million unsecured revolving line of credit. The credit facility carries an interest rate of LIBOR plus 135 basis points and has a term of three years with two one-year extensions. The bank group providing the line of credit is led by Wachovia Bank N.A. and First National Bank of Chicago as co-agents and includes Harris Trust and Savings Bank and LaSalle National Bank. The new facility replaces two secured lines of credit with Wachovia and First Chicago, which were paid off at the closing. The line of credit will be used, as needed, for acquisition and development activities, as well as for general working capital purposes.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
------------------------------------------

      (a)   Financial statements.  Not applicable.

      (b)   Pro forma financial information.  Not applicable.

      (c)   Exhibits.

            10.   $100 Million Credit Agreement Dated June 27, 1997.

                                 SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AMLI RESIDENTIAL PROPERTIES TRUST



                                    by:   /s/ Gregory T. Mutz
                                          ------------------------------
                                          Gregory T. Mutz,
                                          Chairman of the Board


Date:  July 7, 1997